Exhibit 10.1

SECOND AMENDMENT TO

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
DIAMOND SPORTS HOLDINGS LLC

A DELAWARE LIMITED LIABILITY COMPANY

THIS SECOND AMENDMENT (this “Amendment”) to the Amended and Restated Limited Liability Company Agreement of Diamond Sports Holdings LLC (the “LLC”) is entered into effective as of June 30, 2020 (the “Effective Date”). Capitalized terms used but not otherwise defined in this Amendment shall have the meaning ascribed to such terms in the Agreement (as defined herein).

RECITALS:

WHEREAS, the LLC was formed pursuant to the Act on April 29, 2019 upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware and the adoption of the Limited Liability Company Agreement of the LLC dated as of August 23, 2019 and effective as of April 29, 2019 (the “Initial LLC Agreement”), pursuant to which Diamond Sports Topco LLC (“Diamond Topco”) was admitted as the sole member of the LLC;

WHEREAS, on August 23, 2019, Diamond Topco, JPMorgan Chase Funding Inc. (the “Initial Preferred Investor”) and Sinclair Broadcast Group, Inc. entered into an Amended and Restated Limited Liability Company Agreement (as so amended and restated, and as further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Agreement”), pursuant to which the Initial Preferred Investor was admitted as a member of the LLC;

WHEREAS, in connection with the Quarterly Distribution on March 31, 2020, in lieu of a cash payment and pursuant to Section 4.2(a) of the Agreement, the LLC increased the Preferred Unreturned Capital Contribution with respect to the Preferred Units held by the Initial Preferred Investor in an amount equal to $12,556,915.88 (the “March 2020 PIK Payment”);

WHEREAS, the LLC and the Initial Preferred Investor desire to decrease the Preferred Unreturned Capital Contribution with respect to the Preferred Units such that the Preferred Unreturned Capital Contribution is reduced by an amount equal to the March 2020 PIK Payment that was made on March 31, 2020;

WHEREAS, in consideration of such decrease in the Preferred Unreturned Capital Contribution , the LLC shall pay the Initial Preferred Investor an aggregate cash payment of $12,556,915.88 plus the Preferred Unpaid Yield with respect to the March 2020 PIK Payment (the “Cash Repayment Amount”); and

Exhibit 10.1

WHEREAS, in accordance with Section 11.4(c) of the Agreement, as more particularly set forth herein, the Board desires to enter into this Amendment to reflect the foregoing, and the Initial Preferred Investor desires to consent to such Amendment.

NOW, THEREFORE, Board does hereby agree, and the Initial Preferred Investor consents to, effective as of the Effective Date as follows:

1.    Amendments. In accordance with Section 11.4(c) of the Agreement, and in consideration of the payment of the Cash Repayment Amount,the definition of “Preferred Unreturned Capital Contribution” is hereby amended by adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) and by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~)

“Preferred Unreturned Capital Contributions” shall mean, with respect to each Preferred Unit, at the time of determination, an amount equal to ~~the sum of~~ (i) the aggregate amount of Capital Contributions in respect of such Preferred Unit (calculated without taking into account any discount to the purchase price paid by such Preferred Member with respect to such Preferred Unit) plus ~~and~~ (ii) distributions that compounded on each Preferred Distribution Payment Date in accordance with Section 4.2(a), minus (iii) the March 2020 PIK Payment (as defined in that certain Second Amendment to the Amended and Restated Limited Liability Company Agreement of Diamond Sports Holdings LLC, dated as of June 30, 2020).

2.    Ratification and Confirmation. Except as expressly set forth in this Amendment, the Agreement shall be unmodified and remain in full force and effect. All references in the Agreement to “this Agreement” shall hereafter be deemed to refer to the Agreement as amended by this Amendment.

3.    Headings. Section and other headings contained in this Amendment are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Amendment or any provision hereof.

4.    Severability. Every provision of this Amendment is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Amendment.

5.    Binding Effect. Except as otherwise provided in this Amendment, every covenant, term and provision of this Amendment shall be binding upon and inure to the benefit of the Members, and their respective heirs, legatees, legal representatives and permitted successors, transferees and assigns.

6.    Governing Law. The laws (excluding conflict of laws rules and principles) of the State of Delaware shall in all respects govern this Amendment and the construction and interpretation of its terms.

Exhibit 10.1

7.    Counterparts. This Amendment may be executed in one or more counterparts and by facsimile signature or other electronic signature and such counterparts or facsimile or electronic signatures shall have the same effect as original signatures.

IN WITNESS WHEREOF, the undersigned have executed and adopted this Amendment as of the Effective Date:

BOARD OF MANAGERS:

/s/ David D. Smith
David D. Smith

/s/ Christopher S. Ripley
Christopher S. Ripley

/s/ Lucy Rutishauser
Lucy Rutishauser

ACKNOWLEDGED AND AGREED:

JPMORGAN CHASE FUNDING INC.

By: /s/ Joseph Ferraiolo

Name: Joseph Ferraiolo
Title: Exec. Director